                                                                    EXHIBIT 11.1

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                               YEAR ENDED
                                                                                               JANUARY 31,
                                                                                        -------------------------
                                                                                            1996          1997
                                                                                        -------------  ----------
HISTORICAL NET INCOME (LOSS) PER SHARE
Weighted average common shares outstanding for the period.............................         4,604        9,444
Common equivalent shares pursuant to Staff Accounting Bulletin Nos. 64 and 83.........        19,524       19,518
                                                                                        -------------  ----------
Shares used in per share computation..................................................        24,128       28,962
                                                                                        -------------  ----------
                                                                                        -------------  ----------
Net income (loss).....................................................................   $   (17,740)  $  (88,665)
Cumulative dividends on Series B redeemable convertible preferred stock...............            52          880
                                                                                        -------------  ----------
Net income (loss) applicable to common stock..........................................   $   (17,792)  $  (89,545)
                                                                                        -------------  ----------
                                                                                        -------------  ----------
Net income (loss) per share...........................................................   $     (0.74)  $    (3.09)
                                                                                        -------------  ----------
                                                                                        -------------  ----------
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
                                                                                                       YEAR ENDED
                                                                                                      JANUARY 31,
                                                                                                          1997
                                                                                                      ------------
PRO FORMA NET INCOME (LOSS) PER SHARE
Weighted average common shares outstanding for the period...........................................        9,444
Common equivalent shares pursuant to Staff Accounting Bulletin Nos. 64 and 83.......................       19,518
Common equivalent shares assuming conversion of preferred stock.....................................       22,200
Shares used in per share computation................................................................       51,162
                                                                                                      ------------
                                                                                                      ------------
Net income (loss)...................................................................................   $  (88,665)
                                                                                                      ------------
                                                                                                      ------------
Net income (loss) per share.........................................................................   $    (1.73)
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